Exhibit 10.1

ESCROW AGREEMENT

ESCROW AGREEMENT, dated as of August 10, 2018 (this “Agreement”), by and among One Horizon Group, Inc., a Delaware corporation (the “Company”), Sargon Petros, Mark Hogbin, Rita Liu and Jeremy Chung (collectively, the (“Stockholders”), and Mandelbaum Salsburg P.C. (the "Agent").

Preliminary Statement

The Company’s shares of common stock are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and listed on The NASDAQ Capital Market (“NASDAQ”).

On May 18, 2018, the Company acquired from the Stockholders 280,500 shares of Banana Whale Studios Pte. Ltd., a Singapore corporation (“BW”), representing 51% of BW’s outstanding shares, and issued to the Stockholders a total of 7,383,000 shares of the Company’s common stock (the “Shares”), pursuant to an Exchange Agreement dated as of that date (the “Exchange Agreement”). The number of shares of common stock which the Stockholders are entitled to receive from the Company depends upon the after-tax earnings of BW during the twenty-four month period following the acquisition and will be determined in accordance with the provisions of Section 5.02 of the Exchange Agreement (the “Adjusted Shares”), which are incorporated herein by reference. The number of Adjusted Shares may be more or less than the number of Shares, and in the event the number of Adjusted Shares is less than the number of Shares, the Stockholders are required to return that number of Shares in excess of the number of Adjusted Shares to the Company for cancellation.

The Stockholders have agreed to deposit the Shares in escrow with the Agent, who is counsel to the Company, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing promises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. The Stockholders have concurrently with the execution of this Agreement deposited stock certificates evidencing the Shares with the Agent, together with undated stock powers duly executed in blank Medallion guaranteed, which are to be held by the Agent on the terms and conditions set forth herein, the receipt of which is hereby acknowledged by the Agent. In the event that during the term of this Agreement any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of the Company, all additional shares issued by reason of any such change (the “Additional Shares”) shall be deposited with the Agent, together with undated stock powers Medallion guaranteed, and shall be deemed to be part of the escrowed property held by the Agent under the terms of this Agreement in the same manner as the shares of common stock originally deposited hereunder. In addition, all dividends and other distributions (other than stock or liquidating dividends) at any time and from time to time declared or paid upon any of the Shares and Additional Shares shall be deposited in escrow with the Agent and be part of the escrowed property held by the Agent hereunder, subject to the conditions for release set forth in Section 4. All of the Shares and related stock powers, Additional Shares and related stock powers, dividends or other distribution constituting part of the escrowed property being held by the Agent hereunder shall be collectively be referred to herein as the “Escrowed Property.”

2. Each of the Stockholders agrees that he or she will not during the term of this Agreement sell, transfer or convey any interest in, or otherwise dispose of, any of the Escrowed Property, or enter into an agreement to do any of the foregoing.

3. Each of the Stockholders shall be entitled to exercise the voting power with respect to the Shares or Additional Shares owned of record by such Stockholder as long as they remain subject to the terms of this Agreement.

4. (a) The Agent shall continue to hold the Escrowed Property until it receives (x) joint written instructions signed by the Company and the Stockholders as to the delivery of the Escrow Property, or (y) a letter of instructions from the Company demanding delivery of all or a specified portion of the Escrowed Property based upon a computation made by the Company’s chief financial officer in accordance with the provisions of Section 5.02 of the Exchange Agreement (“Company Instruction Letter”), together with documentary evidence of such computation, a copy of which (together with the related documentation) has been delivered concurrently to the Stockholders, unless the Agent receives a letter of objection (an “Objection Notice”) from the Stockholders within five business days after the receipt by the Agent of the Company Instruction Letter (the “Waiting Period”).

(b) Upon receipt of joint written instructions signed by the Company and the Stockholders, the Agent shall promptly thereafter (but in no event later than five business days thereafter) transfer the all or that portion of the Escrowed Property specified in the joint written instructions to the Company and/or the Stockholders in accordance therewith.

(b) If the Agent does not receive an Objection Notice by the end of the Waiting Period, the Agent shall promptly thereafter (but in no event later than five business days thereafter) transfer the all or that portion of the Escrowed Property specified in the Company Instruction Letter to the Company and/or the Stockholders in accordance therewith.

(c) If the Agent receives an Objection Notice before the end of the Waiting Period (giving rise to a controversy or dispute, hereinafter referred to as a “Dispute”), the Agent shall continue to hold the Escrowed Property until final resolution of the Dispute. A final resolution of the Dispute shall occur if (x) a written agreement is reached between the Company and the Stockholders with respect to Dispute directing the disposition and delivery of the Escrowed Property; or (y) a final, non appealable determination of a court of competent jurisdiction. Upon final resolution of the Dispute, and upon receipt by the Agent of evidence of such resolution, the Agent shall deliver the Escrowed Property in accordance with such resolution.

5. (a) The Agent shall have no duties or responsibilities other than those expressly set forth herein. The Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. Except for amendments to this agreement referred to below, and except for instructions given to the Agent by the Company and/or the Stockholders relating to the Escrowed Property under this Agreement, the Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references hereto may be made herein and whether or not it has knowledge thereof.

(b) The Agent shall not be liable to the Company, the Stockholders, or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment. The Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Agent to be genuine and to be signed or presented by the proper person or persons. The Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this agreement or any of the terms thereof, unless evidenced by a writing delivered to the Agent signed by the proper party or parties and, if the duties or rights of the Agent are affected, unless it shall give its prior written consent thereto.

(c) The Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Agent pursuant to the provisions hereof.

(d) The Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by the Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

(e) In the event the Agent shall be uncertain as to its duties or rights hereunder, or shall receive instructions from any party hereto with respect to the disposition or delivery of the Escrowed Property, which, in its opinion, are in conflict with any of the provisions of this agreement, it shall be entitled to refrain from taking any action until such time as there has been a final determination of the rights of the Company, on the one hand, and the Stockholders, on the other hand, with respect to the Escrowed Property, or alternatively, it may deposit the Escrowed Property with a court of competent jurisdiction in an interpleader action. For purposes of this Section 5(e), there shall be deemed to have been a final determination of the rights of the Company, on the one hand, and the Stockholders, on the other hand, with respect to the Escrowed Property at such time as the Agent shall receive (x), joint written instructions from the Company and the Stockholders, (y) a Company Instruction Letter which has not been disputed in an Objection Notice from the Stockholders, or (z) a copy of a final judgment rendered by a court of competent jurisdiction which is not subject to appeal.

(f) The Company, on the one hand, and the Stockholders, on the other hand, each agree to defend, indemnify and hold the Agent harmless from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Agent hereunder, or the Escrowed Property held by it hereunder. The Agent shall have a lien for the amount of any such expenses or loss on the Escrowed Property held by it hereunder. Promptly after the receipt of the Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Agent shall, if a claim in respect thereof is to be made against the Company, on the one hand, and the Stockholders, on the other hand, (each, a “Party”), notify the Party thereof in writing, but the failure by the Agent to give such notice shall not relieve the Party from any liability which the Party may have to the Agent hereunder.

(g) For the purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

(h) The Agent may resign at any time and be discharged from its duties as Agent hereunder by giving the Parties at least 30 days’ prior written notice thereof. As soon as practicable after its resignation, the Agent shall turn over to a successor agent appointed by the Company and the Stockholders the Escrowed Property held hereunder upon presentation of the document appointing the successor agent and its acceptance thereof. If a successor agent has not been so appointed within the 60-day period following such notice of resignation, the Agent may deposit the Escrowed Property with any court it deems appropriate.

6. This Agreement shall terminate on the final disposition of the Escrowed Property held by the Agent hereunder, provided that the rights of the Agent and the obligations of the other parties hereto hereunder shall survive the termination hereof.

7. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to conflict of laws principles. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by the parties hereto. The headings in this agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

8. The Company and each of the Stockholders hereby irrevocably consents to the jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York in connection with any action, suit or other proceeding arising out of or relating to this agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to the parties hereto at their respective addresses for purposes of notices hereunder.

9. All notices, requests, demands and other communications provided for herein shall be in writing, shall be delivered by hand or by first-class mail, certified or registered with postage prepaid, or by facsimile or electronic mail with receipt confirmed, shall be deemed given when received and shall be addressed to the parties hereto at their respective addresses listed on the signature page hereof or to such other persons or addresses as the relevant party shall designate as to itself from time to time in writing delivered in like manner.

10. This Agreement and the rights and obligations of the parties hereunder may not be assigned. This Agreement and the rights and obligations hereunder of the Agent may be assigned by the Agent only to a successor to its entire business. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Agent, and each of the parties hereto. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 8) their respective successors, heirs and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

11. From time to time on and after the date hereof, the parties hereto shall deliver or cause to be delivered to the Agent such further documents and instruments and shall do and cause to be done such further acts as the Agent shall reasonably request (it being understood that the Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

12. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms “hereby,” “hereof,” “hereto,” “hereunder,” and any similar terms, as used in this Agreement, refer to the Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The word “person” shall mean any natural person, partnership, company, government and any other form of business or legal entity. All words or terms used in this agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement. The rule of ejusdem generis shall not be applicable herein to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

13. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatures.

[the signature page is on the following page]

[signature page to Escrow Agreement dated August __, 2018]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused this Agreement to be duly executed by one of its officers duly authorized, as of the day and year first above written.

ONE HORIZON GROUP, INC.		THE STOCKHOLDERS:

By:	/s/ Mark White	/s/ Sargon Petros
	Name: Mark White	Sargon Petros
Title: President and Chief Executive Officer
/s/ Mark Hogbin
Mark Hogbin

/s/ Rita Liu
Rita Liu

/s/ Jeremy Chung
Jeremy Chung

MANDELBAUM SALSBURG P.C. (“Agent”)

By:	/s/ Vincent J. McGill
Name: Vincent J. McGill
Title: Partner

Address: 1270 Avenue of the Americas, 18th floor

New York, NY 10020

Telephone: 212-324-1876

E-mail: vmcgill@lawfirm.ms